Exhibit 99.1

Ardent Acquisition Corporation (a corporation in the development stage)

Financial Statements For the Periods from September 14, 2004 (inception) to March 2, 2005 and September 14, 2004 (inception) to December 31, 2004

Ardent Acquisition Corporation (a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors Ardent Acquisition Corporation

We have audited the accompanying balance sheets of Ardent Acquisition Corporation (a corporation in the development stage) as of March 2, 2005 and December 31, 2004, and the related statements of operations, stockholders’ equity and cash flows for the periods from September 14, 2004 (inception) to March 2, 2005, January 1, 2005 to March 2, 2005 and September 14, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ardent Acquisition Corporation as of March 2, 2005 and December 31, 2004, and the results of its operations and its cash flows for the periods from September 14, 2004 (inception) to March 2, 2005, January 1, 2005 to March 2, 2005 and September 14, 2004 (inception) to December 31, 2004 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP New York, New York

March 2, 2005

Ardent Acquisition Corporation (a corporation in the development stage)

Balance Sheets

	March 2,	December 31,
	2005	2004

Assets
Current assets:
Cash	$1,226,940	$6,314
Cash held in Trust Fund (Note 1)	31,200,000	--
Prepaid expenses	11,000	--

Total current assets	32,437,940	6,314
Deferred offering costs	--	97,310

Total assets	$32,437,940	$103,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$135,560	$10,275
Due to stockholder (Note 3)	77,500	70,000

Total current liabilities	213,060	80,275

Common stock, subject to possible redemption,
1,199,400 shares at conversion value (Note 1)	6,236,880	-

Commitment (Note 4)

Stockholders’ equity (Notes 1, 2, 5 and 6)
Preferred stock, $.0001 par value, Authorized
1,000,000 shares; none issued
Common stock, $.0001 par value
Authorized 30,000,000 shares
Issued and outstanding 7,500,000 shares
(which includes 1,199,400 subject to
possible conversion) and
1,500,000, respectively	750	150
Additional paid-in capital	25,990,504	24,850
Deficit accumulated during development stage	(3,254)	(1,651)

Total stockholders’ equity	25,988,000	23,349

Total liabilities and stockholders’ equity	$32,437,940	$103,624

See accompanying notes to financial statements.

Ardent Acquisition Corporation (a corporation in the development stage)

Statements of Operations

	Period from	Period from	Period from
	September 14, 2004	January 1, 2005	September 14, 2004
	(inception) to	to	(inception) to
	March 2, 2005	March 2, 2005	December 31, 2004

Interest income	$209	$30	$179

Formation and operating costs	(3,463)	(1,633)	(1,830)

Net loss for the period	$(3,254)	$(1,603)	$(1,651)

Net loss per share basic and diluted	$(.00)	$(.00)	$(.00)

Weighted average shares outstanding	1,713,018	2,090,164	1,500,000

See accompanying notes to financial statements.

Ardent Acquisition Corporation (a corporation in the development stage)

Statements of Stockholders’ Equity

	Common Stock			Additional	Deficit accumulated
				Paid-In	during the
	Shares	Amount		Capital	development stage	Total

Balance, September 14, 2004 (inception)	---	$	---	$ ---	$ ---	$	---

Sale of 1,500,000 shares of common stock to
initial stockholders	1,500,000		150	24,850	---		25,000

Net loss for the period	----		---	----	(1,651)		(1,651)

Balance, December 31, 2004	1,500,000		150	24,850	(1,651)		23,349

Sale of 6,000,000 units, net of underwriters’
discount and offering expenses (includes
1,199,400 shares subject to possible conversion)	6,000,000		600	32,202,434	---		32,203,034

Proceeds subject to possible conversion of
1,199,400 shares	---		---	(6,236,880)	---		(6,236,880)

Proceeds from issuance of option	---		---	100	---		100

Net loss for the period	----		---	----	(1,603)		(1,603)

Balance, March 2, 2005	7,500,000		$750	$25,990,504	$(3,254)		$25,988,000

See accompanying notes to financial statements.

Ardent Acquisition Corporation (a corporation in the development stage)

Statements of Cash Flows

	Period from	Period from	Period from
	September 14, 2004	January 1, 2005	September 14, 2004
	(inception) to	to	(inception) to
	March 2, 2005	March 2, 2005	December 31, 2004

Cash Flows from Operating Activities
Net loss	$(3,254)	$(1,603)	$(1,651)
Increase in prepaid expenses	(11,000)	(11,000)	--
Increase in accrued expenses	1,500	(275)	1,775

Net cash provided by (used in) operating activities	(12,754)	(12,878)	124

Cash Flows from Investing Activities
Cash held in Trust Fund	(31,200,000)	(31,200,000)	--

Net cash used in investing activities	(31,200,000)	(31,200,000)	--

Cash Flows from Financing Activities
Gross proceeds of public offering	36,000,000	36,000,000	--
Proceeds from notes payable, stockholder	77,500	7,500	70,000
Proceeds from sale of shares of common stock	25,000	--	25,000
Proceeds from issuance of option	100	100	--
Payment of costs of public offering	(3,662,604)	(3,574,096)	(88,810)

Net cash provided by financing activities	32,439,694	32,433,504	6,190

Net increase in cash	1,226,940	1,220,626	6,314
Cash at beginning of the period	--	6,314	--

Cash at end of the period	$1,226,940	$1,226,940	$6,314

See accompanying notes to financial statements
Non cash financing activity:
Accrual of costs of public offering	$134,060	$125,560	$8,500

Ardent Acquisition Corporation (a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations
Ardent Acquisition Corporation (the “Company”) was incorporated in Delaware on September 14, 2004 as a blank check company whose objective is to acquire an operating business. As of September 14, 2004, 1,500,000 shares of common stock were issued at $.0167 per share (See Note 6).

All activity from September 14, 2004 (inception) through March 2, 2005 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective February 24, 2005. The Company consummated the offering on March 2, 2005 and received net proceeds of approximately $32,203,000 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $31,200,000 of the net proceeds is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States government securities (Treasury Bills) with a maturity of 180 days or less. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

Ardent Acquisition Corporation (a corporation in the development stage)

Notes to Financial Statements

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his of her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying March 2, 2005 balance sheet.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $1,100 and $560 at March 2, 2005 and December 31,

Ardent Acquisition Corporation (a corporation in the development stage)

Notes to Financial Statements

2004, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 2, 2005 and December 31, 2004.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Accrued expenses consist primarily of costs of the Offering.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Initial Public Offering
On March 2, 2005, the Company sold 6,000,000 units (“Units”) in the Offering for $6.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, upon prior written consent of EarlyBirdCapital, Inc., at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 300,000 Units at an exercise price of $9.90 per Unit. In addition, the warrants underlying such Units are exercisable at $6.25 per share.

3.	Due to Stockholder	In September 2004, the Company issued a $70,000 unsecured promissory note to an Initial Stockholder, who is also an officer. An additional $7,500 was advanced in January 2005. The amounts due are

Ardent Acquisition Corporation (a corporation in the development stage)

Notes to Financial Statements

non interest-bearing and will be paid following the consummation of the Offering from the net proceeds of such Offering.

4.	Commitment
The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the period ended March 2, 2005 includes $1,500 related to this agreement.

5.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.	Common Stock
On January 4, 2005, the Company's Board of Directors authorized a stock dividend of 0.666666 shares of common stock for each outstanding share of common stock and on January 24, 2005, the Company’s Board of Directors authorized a further stock dividend of 0.2 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

At March 2, 2005, 12,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.